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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------




The Board of Trustees and Shareholders of
Security Capital Pacific Trust:

We consent to incorporation by reference in registration statements No. 33-25317 (Form S-8), No. 333-4455 (Form S-4), No. 333-12885 (Form S-3), and No. 333-24035
(Form S-3) of Security Capital Pacific Trust of our report dated July 3, 1997 relating to the Combined Statement of Revenues and Certain Expenses for Certain Multifamily Communities for the year ended December 31, 1996, which report appears in the current report on Form 8-K of Security Capital Pacific Trust dated July 21, 1997.


                                       KPMG PEAT MARWICK LLP



Chicago, Illinois
July 21, 1997